Exhibit 99.1
Olo Announces Third Quarter 2023 Financial Results
Revenue up 22%, ARPU up 33% Year-over-Year
New York, New York - November 6, 2023 - Olo Inc. (NYSE:OLO) (“Olo” or the “Company”), a leading open SaaS platform for restaurants, today announced financial results for the third quarter ended September 30, 2023.
“In the third quarter, we continued to deliver on our 2023 goals. We generated strong financial results, continued to land and expand with enterprise and emerging enterprise brands, and drove innovation that helps our customers increase sales and provide superior guest experiences,” said Noah Glass, Olo’s Founder and CEO. “Our guidance reflects our confidence in building on our third quarter results, and we believe we are well positioned to help restaurant brands run their businesses more efficiently, and harness the power of guest data to drive more traffic.”
Third Quarter Financial and Other Highlights
•Total revenue increased 22% year-over-year to $57.8 million.
•Total platform revenue increased 24% year-over-year to $57.3 million.
•Gross profit increased 9%(1) year-over-year to $34.6 million, and was 60% of total revenue.
•Non-GAAP gross profit increased 12%(1) year-over-year to $38.8 million, and was 67% of total revenue.
•Operating loss was $16.3 million, or 28% of total revenue, compared to operating loss of $15.9 million a year ago.
•Non-GAAP operating income was $5.7 million, or 10% of total revenue, compared to $3.0 million a year ago.
•Net loss was $11.8 million or $0.07 per share, compared to a net loss of $14.6 million or $0.09 per share a year ago.
•Non-GAAP net income was $7.6 million or $0.04 per share, compared to non-GAAP net income of $3.6 million or $0.02 per share a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $397.6 million as of September 30, 2023.
•Total shares repurchased were approximately 2.0 million for approximately $13.0 million, bringing total repurchases under the program to 8.8 million shares for approximately $63.0 million and leaving approximately $37.0 million remaining on the authorization.
•Average revenue per unit (ARPU) increased 33% year-over-year, and increased 4% sequentially to approximately $742.
•Dollar-based net revenue retention (NRR) was approximately 119%.
•Ending active locations were approximately 78,000, up approximately 1,000 from the quarter ended June 30, 2023.
Third Quarter and Recent Business Highlights
•Olo achieved solid wins within the enterprise segment, expanding relationships within its existing customer base. Olo expanded its relationship with FAT Brands, a large portfolio of casual, fast casual, and quick serve concepts. Olo now has a parent-level partnership with FAT Brands that includes Olo’s Order and Pay suites as well as Borderless, Olo’s password-less checkout feature. As part of this expanded relationship, FAT Burger, a net-new brand for Olo, deployed Olo’s Order and Pay suites in the quarter, and Great American Cookie became the first FAT Brand concept to deploy Borderless.
•Olo had strong multi-module adoption in the emerging enterprise segment, with several brands deploying four or more product modules; including Eataly, GSR Brands, La Madeleine, Lou Malnati’s, and Margaritaville Restaurants. All listed launched with Olo’s core Order solutions—Ordering, Dispatch, and Rails—along with Olo Pay.
•Olo implemented product enhancements to better serve its customers, many of which were showcased in Olo’s 2023 Fall Product Release event, which may be viewed at olo.com/quarterly-release. Olo announced a number of platform-level innovations as well as new features, such as Catering+ with House Accounts, automated dispute response within Olo Pay, and numerous enhancements to its Sentiment module within the Engage suite.

Financial Outlook
As of November 6, 2023, Olo is issuing the following outlook:
For the fourth quarter of 2023, Olo expects to report:

•Revenue in the range of $58.5 million to $59.0 million; and
•Non-GAAP operating income in the range of $6.2 million to $6.6 million.
For fiscal year 2023, Olo expects to report:

•Revenue in the range of $223.8 million to $224.3 million; and
•Non-GAAP operating income in the range of $17.6 million to $18.0 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including inaccuracies in our assumptions and certain risk factors, many of which are beyond Olo’s control. We assume no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.

(1) Prior period amounts including GAAP and non-GAAP gross profit and gross margin have been reclassified to conform with the current year presentation. An explanation of our non-GAAP financial measures are also included below under the heading “Non-GAAP Financial Measures and Other Metrics.” An explanation of the reclassification is included as a footnote to the reconciliation of GAAP to non-GAAP financial measures which is provided at the end of this press release.

Webcast and Conference Call Information
Olo will host a conference call today, November 6, 2023, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s X (formerly Twitter) account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo Inc. (NYSE: OLO) is a leading open SaaS platform for restaurants that enables hospitality at every guest touchpoint. Millions of orders per day run on Olo’s on-demand commerce engine, providing restaurants a single source to understand and serve every guest from every channel, whether direct or third-party. With integrations to over 300 technology partners, Olo customers can build personalized guest experiences in and outside of their four walls, utilizing one of the largest and most flexible restaurant tech ecosystems on the market. Over 600 restaurant brands trust Olo to grow their sales, do more with less, and make every guest feel like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.
A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.
The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.
We adjust our GAAP financial measures for the following items to calculate non-GAAP operating income and non-GAAP operating margin: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, equity expense related to charitable contributions of our Class A common stock (non-cash expense), certain litigation-related expenses (which consist of legal and other professional fees associated with litigation-related matters which are not indicative of Olo’s core operations and are not part of our normal course of business), costs and impairment charges associated with the sublease of our former corporate headquarters, loss on disposal of assets, non-cash capitalized internal-use software impairment, capitalized internal-use software and intangible amortization (non-cash expense), restructuring charges, certain severance costs, and transaction costs (typically incurred within one year of the related acquisition, as well as the related tax impacts of the acquisition). Beginning in the second quarter of 2023, we have included the tax impact of the non-GAAP adjustments in determining non-GAAP net income. We determined this amount by utilizing a federal rate plus a net state rate that excluded the impact of net operating losses, or NOLs, and valuation allowances to calculate a non-GAAP blended statutory rate, which we then applied to all non-GAAP adjustments. The prior period non-GAAP net income presentation has also been revised to confirm with our new calculation and presentation.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from our non-GAAP financial measures because: (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and we believe does not relate to ongoing operational performance; and (2) such expenses can vary significantly between periods.
Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, professional services and other cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity and facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. An active customer is a specific restaurant brand that utilizes one or more of our modules in a given quarterly period. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.

Active Locations: We define an active location as a unique restaurant location that is utilizing one or more modules in a given quarterly period. Active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods. Of further note, not all of our customer locations may choose to utilize our products; therefore, given the definition, such locations will not be considered active. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers, as well as provides a base to expand usage of our modules.
Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the fourth quarter of 2023, our future performance and growth and market opportunities, including new products and continued module adoption among new and existing customers, the continued expansion of ARPU, revenue expectations for our Order, Pay, and Engage suites, our business strategy, and our expectations regarding advancements in our industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: macroeconomic conditions, including inflation, changes in discretionary spending, fluctuating interest rates, and overall market uncertainty; our ability to acquire new customers, have existing customers adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors, new market entrants, and customers generally developing their own solutions to replace our products; our ability to develop and release new and successful products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our long and unpredictable sales cycles; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and the risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete and our ability to expand our market opportunity; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; the durability of the growth we experienced in the past, including due to the COVID-19 pandemic, guest preferences for digital ordering and customer adoption of multiple modules; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that will be filed following this earnings release, our Annual Report on Form 10-K for the year ended December 31, 2022, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of September 30, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$286,401	$350,073
Short-term investments	90,382	98,699
Accounts receivable, net of expected credit losses of $1,589 and $612, respectively	70,213	48,128
Contract assets	395	336
Deferred contract costs	4,088	2,851
Prepaid expenses and other current assets	8,954	11,687
Total current assets	460,433	511,774
Property and equipment, net of accumulated depreciation and amortization of $8,479 and $4,328, respectively	20,201	11,700
Intangible assets, net of accumulated amortization of $7,274 and $4,304, respectively	18,728	21,698
Goodwill	207,781	207,781
Contract assets, noncurrent	339	241
Deferred contract costs, noncurrent	5,522	4,171
Operating lease right-of-use assets	13,176	15,581
Long-term investments	20,824	2,430
Other assets, noncurrent	83	186
Total assets	$747,087	$775,562
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$189	$2,259
Accrued expenses and other current liabilities	59,534	52,411
Unearned revenue	2,215	2,527
Operating lease liabilities, current	2,796	3,220
Total current liabilities	64,734	60,417
Unearned revenue, noncurrent	160	661
Operating lease liabilities, noncurrent	14,711	16,827
Other liabilities, noncurrent	83	41
Total liabilities	79,688	77,946
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at September 30, 2023 and December 31, 2022; 109,857,980 and 105,053,030 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at September 30, 2023 and December 31, 2022; 54,891,834 and 57,391,687 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	165	162
Preferred stock, $0.001 par value; 20,000,000 shares authorized at September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	867,721	855,249
Accumulated deficit	(200,083)	(157,542)
Accumulated other comprehensive loss	(404)	(253)
Total stockholders’ equity	667,399	697,616
Total liabilities and stockholders’ equity	$747,087	$775,562

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Platform	$57,261	$46,357	$163,235	$132,361
Professional services and other	533	909	2,050	3,262
Total revenue	57,794	47,266	165,285	135,623
Cost of revenue:
Platform (1)	22,203	14,114	59,537	38,341
Professional services and other (1)	1,026	1,368	3,220	4,640
Total cost of revenue	23,229	15,482	62,757	42,981
Gross profit	34,565	31,784	102,528	92,642
Operating expenses:
Research and development (1)	18,035	19,391	56,806	54,123
General and administrative (1)	21,307	20,295	56,986	54,047
Sales and marketing (1)	11,363	8,016	36,438	25,224
Restructuring charges	166	—	6,848	—
Total operating expenses	50,871	47,702	157,078	133,394
Loss from operations	(16,306)	(15,918)	(54,550)	(40,752)
Other income, net:
Interest income	4,598	1,525	12,207	2,110
Interest expense	(43)	(70)	(165)	(116)
Other (expense) income	(1)	(7)	(1)	6
Total other income, net	4,554	1,448	12,041	2,000
Loss before income taxes	(11,752)	(14,470)	(42,509)	(38,752)
Provision (benefit) for income taxes	7	90	32	(1,010)
Net loss	$(11,759)	$(14,560)	$(42,541)	$(37,742)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.07)	$(0.09)	$(0.26)	$(0.23)
Diluted	$(0.07)	$(0.09)	$(0.26)	$(0.23)
Weighted-average Class A and Class B common shares outstanding:
Basic	163,991,486	162,364,654	162,674,062	160,667,412
Diluted	163,991,486	162,364,654	162,674,062	160,667,412

(1) The following reclassifications were made to conform the prior year periods presented to the current year presentation:
•For the three months ended September 30, 2022, $0.6 million was reclassified from general and administrative expense as follows: $0.2 million into platform cost of revenue, $0.1 million into sales and marketing expenses, and $0.3 million into research and development expenses.
•For the nine months ended September 30, 2022, $2.0 million was reclassified from general and administrative expense as follows: $0.6 million into platform cost of revenue, $0.1 million into professional services and other cost of revenue, $0.3 million into sales and marketing expenses, and $1.0 million into research and development expenses.
Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit. See “Note 2—Significant Accounting Policies” to our condensed consolidated financial statements included in Part I, Item 1 of the Quarterly Report on Form 10-Q for the period ended September 30, 2023 that will be filed following this earnings release for additional information on the reclassifications.

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Operating activities
Net loss	$(42,541)	$(37,742)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,283	4,285
Stock-based compensation	41,341	35,104
Charitable donation of Class A common stock	1,136	1,406
Provision for expected credit losses	1,495	263
Non-cash lease expense	2,079	1,706
Deferred income tax benefit	—	(1,421)
Loss on disposal of assets	38	—
Non-cash impairment charges	—	2,806
Other non-cash operating activities, net	(1,883)	(560)
Changes in operating assets and liabilities:
Accounts receivable	(23,580)	(602)
Contract assets	(156)	(66)
Prepaid expenses and other current assets	2,835	(404)
Deferred contract costs	(2,588)	(537)
Accounts payable	(2,069)	(452)
Accrued expenses and other current liabilities	7,189	927
Operating lease liabilities	(2,226)	(1,893)
Unearned revenue	(812)	(558)
Other liabilities, noncurrent	76	136
Net cash (used in) provided by operating activities	(12,383)	2,398
Investing activities
Purchases of property and equipment	—	(454)
Capitalized internal-use software	(10,023)	(6,997)
Acquisitions, net of cash acquired	—	(49,241)
Purchases of investments	(96,501)	(114,006)
Sales and maturities of investments	88,155	11,388
Net cash used in investing activities	(18,369)	(159,310)
Financing activities
Cash received for employee payroll tax withholdings	13,902	7,083
Cash paid for employee payroll tax withholdings	(13,896)	(7,012)
Payment of deferred offering costs	—	(423)
Proceeds from exercise of stock options and purchases under employee stock purchase plan	10,208	9,218
Repurchase of common stock	(43,134)	—
Net cash (used in) provided by financing activities	(32,920)	8,866
Net decrease in cash and cash equivalents	(63,672)	(148,046)
Cash and cash equivalents, beginning of period	350,073	514,445
Cash and cash equivalents, end of period	$286,401	$366,399

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross profit and gross margin reconciliation (1) :
Platform gross profit, GAAP	$35,058	$32,243	$103,698	$94,020
Plus: Stock-based compensation expense and related payroll tax expense	1,717	1,380	5,367	4,386
Plus: Capitalized internal-use software and intangible amortization	2,344	1,132	5,819	2,728
Plus: Certain severance costs	—	17	—	17
Platform gross profit, non-GAAP	39,119	34,772	114,884	101,151
Services gross profit, GAAP	(493)	(459)	(1,170)	(1,378)
Plus: Stock-based compensation expense and related payroll tax expense	171	169	551	618
Plus: Certain severance costs	—	36	—	36
Services gross profit, non-GAAP	(322)	(254)	(619)	(724)
Total gross profit, GAAP	34,565	31,784	102,528	92,642
Total gross profit, non-GAAP	38,797	34,518	114,265	100,427
Platform gross margin, GAAP	61%	70%	64%	71%
Platform gross margin, non-GAAP	68%	75%	70%	76%
Services gross margin, GAAP	(92)%	(50)%	(57)%	(42)%
Services gross margin, non-GAAP	(60)%	(28)%	(30)%	(22)%
Total gross margin, GAAP	60%	67%	62%	68%
Total gross margin, non-GAAP	67%	73%	69%	74%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales and marketing reconciliation (1) :
Sales and marketing, GAAP	$11,363	$8,016	$36,438	$25,224
Less: Stock-based compensation expense and related payroll tax expense	1,608	1,395	6,306	4,390
Less: Intangible amortization	342	341	1,024	997
Less: Certain severance costs	—	112	121	112
Less: Transaction costs	—	—	—	79
Sales and marketing, non-GAAP	9,413	6,168	28,987	19,646
Sales and marketing as % total revenue, GAAP	20%	17%	22%	19%
Sales and marketing as % total revenue, non-GAAP	16%	13%	18%	14%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development reconciliation (1) :
Research and development, GAAP	$18,035	$19,391	$56,806	$54,123
Less: Stock-based compensation expense and related payroll tax expense	3,760	3,603	12,270	10,614
Less: Non-cash capitalized software impairment	—	—	—	475
Less: Certain severance costs	—	72	—	72
Research and development, non-GAAP	14,275	15,716	44,536	42,962
Research and development as % total revenue, GAAP	31%	41%	34%	40%
Research and development as % total revenue, non-GAAP	25%	33%	27%	32%

(1) Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative reconciliation (1) :
General and administrative, GAAP	$21,307	$20,295	$56,986	$54,047
Less: Stock-based compensation expense and related payroll tax expense	5,756	5,559	16,510	15,816
Less: Charitable donation of Class A common stock	1,136	1,406	1,136	1,406
Less: Certain litigation-related expenses	4,944	—	8,803	—
Less: Costs and impairment charge associated with sublease of former corporate headquarters	—	3,272	—	3,272
Less: Loss on disposal of assets	—	—	38	—
Less: Intangible amortization	40	40	122	113
Less: Certain severance costs	—	386	709	941
Less: Transaction costs	—	(19)	358	1,388
General and administrative, non-GAAP	9,431	9,651	29,310	31,111
General and administrative as % total revenue, GAAP	37%	43%	34%	40%
General and administrative as % total revenue, non-GAAP	16%	20%	18%	23%

(1) Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating income (loss) reconciliation:
Operating loss, GAAP	$(16,306)	$(15,918)	$(54,550)	$(40,752)
Plus: Stock-based compensation expense and related payroll tax expense	13,012	12,106	41,004	35,824
Plus: Charitable donation of Class A common stock	1,136	1,406	1,136	1,406
Plus: Certain litigation-related expenses	4,944	—	8,803	—
Plus: Costs and impairment charge associated with sublease of former corporate headquarters	—	3,272	—	3,272
Plus: Loss on disposal of assets	—	—	38	—
Plus: Non-cash capitalized internal-use software impairment	—	—	—	475
Plus: Capitalized internal-use software and intangible amortization	2,726	1,513	6,965	3,838
Plus: Restructuring charges	166	—	6,848	—
Plus: Certain severance costs	—	623	830	1,178
Plus: Transaction costs	—	(19)	358	1,467
Operating income, non-GAAP	5,678	2,983	11,432	6,708
Operating margin, GAAP	(28)%	(34)%	(33)%	(30)%
Operating margin, non-GAAP	10%	6%	7%	5%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) reconciliation:
Net loss, GAAP	$(11,759)	$(14,560)	$(42,541)	$(37,742)
Plus: Stock-based compensation expense and related payroll tax expense	13,012	12,106	41,004	35,824
Plus: Charitable donation of Class A common stock	1,136	1,406	1,136	1,406
Plus: Certain litigation-related expenses	4,944	—	8,803	—
Plus: Costs and impairment charge associated with sublease of former corporate headquarters	—	3,272	—	3,272
Plus: Loss on disposal of assets	—	—	38	—
Plus: Non-cash capitalized internal-use software impairment	—	—	—	475
Plus: Capitalized internal-use software and intangible amortization	2,726	1,513	6,965	3,838
Plus: Restructuring charges	166	—	6,848	—
Plus: Certain severance costs	—	623	830	1,178
Plus: Transaction costs	—	(19)	358	1,467
Less: GAAP acquisition-related deferred income tax benefit (1)	—	—	—	(1,421)
Less: Tax impact of non-GAAP adjustments (2)	(2,666)	(726)	(6,116)	(2,278)
Net income, non-GAAP	7,559	3,615	17,325	6,019
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.07)	$(0.09)	$(0.26)	$(0.23)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	163,991,486	162,364,654	162,674,062	160,667,412
Fully diluted net income (loss) per share attributable to Class A and Class B common stockholders, non-GAAP	$0.04	$0.02	$0.10	$0.03
Fully diluted Class A and Class B common shares outstanding, non-GAAP	176,719,100	181,863,142	177,626,336	182,334,581

(1) As a result of our prior acquisitions, we recognized deferred tax liabilities relating to the basis differences for acquired intangible assets. The recording of these deferred tax liabilities resulted in a reversal of our valuation allowance which is included in the GAAP provision for income taxes.
(2) We utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate our non-GAAP blended statutory rate of 26.06% and 24.45% for the nine months ended September 30, 2023 and 2022, respectively.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash (used in) provided by operating activities	$(21,649)	$3,268	$(12,383)	$2,398
Purchase of property and equipment	—	(45)	—	(454)
Capitalized internal-use software	(2,744)	(1,872)	(10,023)	(6,997)
Non-GAAP free cash flow	$(24,393)	$1,351	$(22,406)	$(5,053)